Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, MI 49036
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333–105546 and Form S-8 No. 333–105548) of Monarch Community Bancorp, Inc., of our report dated February 17, 2006, with respect to the consolidated financial statements of Monarch Community Bancorp, Inc. included in this Form 10-K for the year ended December 31, 2005.
Grand Rapids, Michigan
February 17, 2006

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